UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

DYNAMIC GOLD CORP.
(Exact name of registrant as specified in its charter)

333-119823
(Commission File Number)

Nevada	Applied for
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

501 – 675 West Hastings Street, Vancouver, British Columbia
(Address of principal executive offices) (Zip Code)

(604) 681-3131
Registrant’s telephone number

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant’s Certifying Accountant.

Dynamic Gold Corp.’s (the “Registrant”) independent auditor, James Stafford Chartered Accountants (“James Stafford”) resigned on July 16, 2014. In James Stafford’s reports on the financial statements for the Registrant for the past two years, there were no adverse opinions or disclaimers of the opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

During the period from the Registrant’s two most recent fiscal years and the subsequent interim period preceding the resignation date, there were no disagreements with James Stafford on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to James Stafford’s satisfaction would have caused James Stafford to make reference to the subject matter of the disagreements in connection with James Stafford’s report. We have attached a letter from James Stafford addressed to the Commission stating whether they agree with the above statements as an exhibit to this report.

On July 16, 2014, the Board of Directors of the Registrant approved the resignation of James Stafford and approved the engagement of Dale Matheson Carr-Hilton LaBonte LLP (“DMCL”) as the Registrant’s principal accountant. Neither the Registrant nor anyone on the Registrant’s behalf consulted with DMCL regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor has DMCL provided to the Registrant a written report or oral advice that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing, or factual reporting issue, or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v) respectively, of Regulation S-K with DMCL.

Item 9.01 – Financial Statements and Exhibits

The following exhibit is included as part of this report:

16.1	Letter from James Stafford Chartered Accountants dated July 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynamic Gold Corp.
Date	July 16, 2014	(Registrant)

/s/ Tim Coupland
Tim Coupland, President